Exhibit 5



Haskell Slaughter & Young, L.L.C.
1200 AmSouth/Harbert Plaza
1901 Sixth Avenue North
Birmingham, Alabama  35203



April 2, 1997



HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama 35243


      Re:             Registration Statement on Form S-8 --
               Health Images, Inc. Non-Qualified Stock Option Plan
            Amended and Restated Employee Incentive Stock Option Plan
               Health Images, Inc. 1995 Formula Stock Option Plan
                    1996 Employee Incentive Stock Option Plan

Gentlemen:

         We have served as counsel for HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 943,188 shares (the "Shares") of the Company's authorized Common Stock, par value $.01 per share, to be issued to participants of Health Images, Inc.'s Non-Qualified Stock Option Plan, Amended and Restated Employee Incentive Stock Option Plan, 1995 Formula Stock Option Plan and 1996 Employee Incentive Stock Option Plan (the "Plans"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

         In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

         Based  upon  the   foregoing,   and   having   regard  for  such  legal
considerations we have deemed relevant, it is our opinion that:

         1. The Shares have been duly authorized.


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HEALTHSOUTH Corporation
April 2, 1997
Page 2





         2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                         Very truly yours,

                                         HASKELL SLAUGHTER & YOUNG, L.L.C.


                                         By  /s/ MARK EZELL
                                             ----------------------------
                                             Mark Ezell